Exhibit 10.5

ADVANCED MICRO DEVICES, INC.

Outside Director Equity Compensation Policy

Adopted March 22, 2006

Amended and Restated as of May 3, 2007 and November 1, 2007

1. General. This Outside Director Equity Compensation Policy (the “Policy”) is adopted by the Board of Directors (the “Board”) in accordance with Section 12 of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the “Plan”). Capitalized but undefined terms used herein shall have the meanings provided for in the Plan.

2. Board Authority. Pursuant to Section 12 of the Plan, the Board is responsible for adopting a policy for the grant of Awards under the Plan to Outside Directors (as defined therein), which policy is to include a written, non-discretionary formula and also specify, with respect to any such awards, the conditions on which such awards shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as the Board determines in its discretion.

3. Equity Grants to Directors.

(i) “Off-Cycle” Initial Grant. On the date of an Outside Director’s initial appointment to the Board that occurs other than on the date of an annual meeting of the Company’s stockholders at which Outside Directors are elected, such Outside Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, the number of Restricted Stock Units, or RSUs, granted pursuant to this Policy to each Outside Director at the immediately preceding annual meeting of the Company’s stockholders (the “Initial RSU Grant”).

(ii) Annual Grant. Provided that he or she has served as a member of the Board continuously for at least six months prior to such date, each Outside Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, the number of RSUs, equal to the quotient of (i) $225,000 divided by (ii) the Average Fair Market Value of a Share on the date of grant (rounded down to the nearest whole number) under the Plan (the “Annual RSU Grant,” together with the Initial RSU Grants, the “RSU Grants”)) on the date of the annual meeting of the Company’s stockholders where such Outside Director is elected, beginning with the annual meeting of the Company’s stockholders held in 2007. For purposes of determining the number of RSUs of the RSU Grant for 2007, each Outside Director shall be deemed to have been granted 10,000 RSUs as the RSU Grant for 2006. In the event that the number of RSUs of an RSU Grant in a current year is increased by more than 25% of the number of RSUs granted pursuant to the RSU Grant in the previous year, the number of RSUs granted in the current year shall be equal to the product of (i) the number of RSUs granted pursuant to the previous year’s RSU Grant and (ii) 125%. In the event that the number of RSUs of an RSU Grant in a current year is decreased by more than 25% of the number of RSUs granted pursuant to the RSU Grant in the previous year, the number of RSUs granted in current year shall be equal to the product of (i) the number of RSUs granted pursuant to the previous year’s Annual RSU and (ii) 75%.

(iii) Average Fair Market Value. For purposes of this Policy, “Average Fair Market Value” means the average of the closing stock prices for the Shares for the 180 day period immediately preceding and ending with the date of grant of an Initial RSU Grant or Annual RSU Grant.

4. Insufficient Shares. Further, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an RSU Grant (as adjusted) in any year, the number of Shares subject to each RSU Grant in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an RSU Grant on such date, as rounded down to avoid fractional Shares.

5. Vesting. Each RSU Grant shall vest and become exercisable according to the following schedule: one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant.

6. Deferral. Each RSU represents the right to receive one Share upon vesting of such RSU. Receipt of the Shares issuable upon vesting of RSUs may be deferred at the Outside Director’s election; provided, that such deferral election is (i) in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Department of Treasury final regulations and guidance thereunder and (ii) pursuant to such terms and conditions as the Board may determine in its discretion.

7. Termination of Service as an Outside Director.

(i) If an Outside Director’s tenure on the Board is terminated for any reason other than Misconduct, then the Outside Director or the Outside Director’s estate, as the case may be, shall have the right for a period of twenty-four (24) months following the date such tenure is terminated to exercise previously granted Options held by such Outside Director to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director’s tenure terminated; provided the actual date of exercise is in no event after the expiration of the original term of the Option. An Outside Director’s “estate” shall mean the Outside Director’s legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director’s death or Disability.

(ii) If an Outside Director’s tenure on the Board is terminated due to death, Disability, or retirement from service, Awards granted pursuant to this Policy shall become fully vested and/or exercisable; provided, that such Outside Director shall have served as a member of the Board for at least three years prior to the date of such termination and shall have satisfied the Company’s equity ownership guidelines to the satisfaction of the Board during his or her service as a member of the Board.

8. Effect of Change of Control. Upon a Change of Control, all Awards held by an Outside Director shall become fully vested and/or exercisable, irrespective of any other provisions of the Outside Director’s Award Documentation.

9. Effect of Other Plan Provisions. The other provisions of the Plan shall apply to the Awards granted automatically pursuant to this Policy, except to the extent such other provisions are inconsistent with this Policy.

10. Treatment of Awards Previously Issued Under the Plan; Continued Grants under Prior Policy.

(i) Prior to March 22, 2006 and continuing until the implementation of this Policy as revised effective as of May 3, 2007, the Company issued Awards to Outside Directors. Those grants will continue to be governed by the terms of this Policy as in effect as of their date of grant; provided, however, that Section 7(ii) of this Policy shall apply retroactively to such awards previously granted.

(ii) With respect to any Outside Director appointed to the Board during the twelve month period prior to May 5, 2007, in addition to the RSU grants described above, such Outside Director shall continue to be granted the remaining “First Options” (as defined in this Policy as in effect immediately prior to May 3, 2007 (the “Prior Policy”)) to which he would be entitled under the Prior Policy without regard to the effectiveness of this Policy on May 3, 2007 and such grants will continue to be governed by the terms of this Policy as in effect prior to May 3, 2007; provided, however, that Section 7(ii) of this Policy shall apply retroactively to such awards previously granted.

11. Incorporation of the Plan. All applicable terms of the Plan apply to this Policy as if fully set forth herein, and all grants of Awards hereby are subject in all respect to the terms of such Plan.

12. Written Grant Agreement. The grant of any Award under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

13. Policy Subject to Amendment, Modification and Termination. This Policy may be amended, modified or terminated by the Board in the future at its sole discretion. No Outside Director shall have any rights hereunder unless and until an Award is actually granted. Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

14. Section 409A. Notwithstanding any provision to the contrary in the Policy, if an Outside Director has elected to defer the receipt of Shares issuable upon vesting pursuant to Section 6 hereof and at the time of such Director’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) he or she is deemed by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed issuance of any portion of the Shares subject to an RSU to which he or she is entitled under the terms of such RSU or deferral election agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of such Outside’ Directors Shares shall not be issued prior to the earlier of (a) the expiration of the six-month period measured from the date of the his or her separation from service with the Company or (b) the date of his or her death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all Shares deferred pursuant to this Section 14 shall be issued.

15. Effectiveness. This policy as amended and restated shall become effective as of November 1, 2007.

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